UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 27, 2019

DANAHER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-08089	59-1995548
(Commission File Number)	(IRS Employer Identification No.)

2200 Pennsylvania Avenue, NW, Suite 800W, Washington, D.C.	20037-1701
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	DHR	New York Stock Exchange
4.75% Mandatory Convertible Preferred Stock, Series A, without par value	DHR.PRA	New York Stock Exchange
Floating Rate Senior Notes due 2022	DHR F 06/30/22	New York Stock Exchange
1.700% Senior Notes due 2022	DHR 1.7 01/04/22	New York Stock Exchange
2.500% Senior Notes due 2025	DHR 2.5 07/08/25	New York Stock Exchange
1.200% Senior Notes due 2027	DHR 1.2 06/30/27	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Multiyear and 364-Day Revolving Credit Facilities

On August 27, 2019, Danaher Corporation (“Danaher”) replaced its existing $4.0 billion unsecured, multiyear revolving credit facility with a second amended and restated $5.0 billion unsecured, multiyear revolving credit facility (the “5-Year Credit Facility”) with Bank of America, N.A., as Administrative Agent, and a syndicate of lenders from time to time party thereto. The 5-Year Credit Facility expires on August 27, 2024, subject to a one-year extension option at the request of Danaher and with the consent of the lenders. The 5-Year Credit Facility also contains an expansion option permitting Danaher to request up to five increases of up to an aggregate additional $2.5 billion from lenders that elect to make such increase available, upon the satisfaction of certain conditions. The description of the Credit Agreement with respect to the 5-Year Credit Facility (the “5-Year Credit Agreement”) set forth herein is qualified in its entirety by reference to the full text of the 5-Year Credit Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

On August 27, 2019, Danaher also entered into a new $5.0 billion 364-day revolving credit facility (the “364-Day Credit Facility” and, together with the 5-Year Credit Facility, the “Credit Facilities”) with Bank of America, N.A., as Administrative Agent, and a syndicate of lenders from time to time party thereto. The 364-Day Credit Facility expires on August 25, 2020 (the “Scheduled Termination Date”). Danaher may elect, upon the payment of a fee equal to 0.75% of the principal amount of the loans then outstanding and, upon the satisfaction of certain conditions, to convert any loans outstanding on the Scheduled Termination Date into term loans that are due and payable one year following the Scheduled Termination Date. The description of the Credit Agreement with respect to the 364-Day Credit Facility (the “364-Day Credit Agreement” and, together with the 5-Year Credit Agreement, the “Credit Agreements”) set forth herein is qualified in its entirety by reference to the full text of the 364-Day Credit Agreement, a copy of which is attached as Exhibit 10.2 hereto and is incorporated by reference herein.

Borrowings under the 5-Year Credit Facility bear interest as follows: (1) Eurocurrency Rate Committed Loans (as defined in the 5-Year Credit Agreement) bear interest at a variable rate equal to the London inter-bank offered rate plus a margin of between 58.5 and 100.0 basis points, depending on Danaher’s long-term debt credit rating; (2) Base Rate Committed Loans and Swing Line Loans (each as defined in the 5-Year Credit Agreement) bear interest at a variable rate equal to the highest of (a) the Federal funds rate (as published by the Federal Reserve Bank of New York from time to time) plus 1/2 of 1%, (b) Bank of America’s “prime rate” as publicly announced from time to time and (c) the Eurocurrency Rate (as defined in the 5-Year Credit Agreement) plus 1%; and (3) Bid Loans (as defined in the 5-Year Credit Agreement) bear interest at the rate bid by the particular lender providing such loan. In addition, Danaher is required to pay a per annum facility fee of between 4.0 and 12.5 basis points (depending on Danaher’s long-term debt credit rating) based on the aggregate commitments under the 5-Year Credit Facility, regardless of usage.

Borrowings under the 364-Day Credit Facility bear interest as follows: (1) Eurodollar Rate Loans (as defined in the 364-Day Credit Agreement) bear interest at a variable rate per annum equal to the London inter-bank offered rate plus a margin of between 59.5 and 100.5 basis points, depending on Danaher’s long-term debt credit rating; and (2) Base Rate Loans (as defined in the 364-Day Credit Agreement) bear interest at a variable rate per annum equal to the highest of (a) the Federal funds rate (as published by the Federal Reserve Bank of New York from time to time) plus 1/2 of 1%, (b) Bank of America’s “prime rate” as publicly announced from time to time and (c) the Eurodollar Rate (as defined in the 364-Day Credit Agreement) plus 1.0%, plus in each case a margin of up to 0.5 basis points depending on Danaher’s long-term debt credit rating. In addition, Danaher is required to pay a per annum facility fee of between 3.0 and 12.0 basis points (depending on Danaher’s long-term debt credit rating) based on the aggregate commitments under the 364-Day Credit Facility, regardless of usage.

The Credit Facilities require Danaher to maintain a Consolidated Leverage Ratio (as defined in the respective Credit Agreement) of 0.65 to 1.00 or less. Borrowings under the Credit Facilities are prepayable at Danaher’s option at any time in whole or in part without premium or penalty.

Danaher’s obligations under the Credit Facilities are unsecured. Danaher has unconditionally and irrevocably guaranteed the obligations of each of its subsidiaries in the event a subsidiary is named a borrower under either Credit Facility. Each Credit Agreement contains customary representations, warranties, conditions precedent, events of default, indemnities and affirmative and negative covenants, including covenants that, among other things, restrict the ability of Danaher and certain of its subsidiaries (excluding Envista Holdings Corporation and its subsidiaries) to: incur liens; sell or otherwise dispose of all or substantially all of Danaher’s or any subsidiary borrower’s assets; enter into certain mergers or consolidations; and use proceeds of borrowings under the Credit Facilities for other than permitted uses. These covenants are subject to a number of important exceptions and qualifications. Certain changes of control with respect to Danaher would constitute an event of default under the Credit Facilities. Upon the occurrence and during the continuance of an event of default, the lenders may declare the outstanding advances and all other obligations under the Credit Agreements immediately due and payable.

Danaher intends to use the Credit Facilities for liquidity support for Danaher’s expanded U.S. and Euro commercial paper programs and for general corporate purposes. Danaher intends to use proceeds from the issuance of short-term commercial paper notes to fund a portion of the purchase price for the pending acquisition of the Biopharma Business of GE Life Sciences.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

10.1

Second Amended and Restated Credit Agreement, dated as of August 27, 2019, among Danaher Corporation, certain of its subsidiaries party thereto, Bank of America, N.A., as Administrative Agent and a Swing Line Lender, and the lenders referred to therein.

10.2

Credit Agreement, dated as of August 27, 2019, among Danaher Corporation, certain of its subsidiaries party thereto, Bank of America, N.A., as Administrative Agent, and the lenders referred to therein.

101.INS	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

Date: August 29, 2019	By:	/s/ James F. O’Reilly
	Name:	James F. O’Reilly
	Title:	Vice President, Secretary and Associate General Counsel